Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Third Quarter 2020 Results
Chicago – October 28, 2020 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended September 30, 2020 and provided an update on our business due to COVID-19.

Equity Commonwealth continues to monitor the COVID-19 pandemic and the impact on our business. Our priority is the health and safety of our employees, tenants and building staff. As a result of the pandemic, the vast majority of our tenants’ employees continue to work remotely. Our buildings are open, and we are working with our tenants to enhance their safety as they return to the office. In our same property portfolio, for the third quarter 2020, we collected 98% of contractual rents, including 3% from the application of security deposits and letters of credit. In October 2020, to date we have collected 97% of contractual rents, including 1% from the application of security deposits and letters of credit.

Financial results for the quarter ended September 30, 2020
Net loss attributable to common shareholders was $1.6 million, or $0.01 per diluted share, for the quarter ended September 30, 2020. This compares to net income attributable to common shareholders of $21.9 million, or $0.18 per diluted share, for the quarter ended September 30, 2019. The decline in net income was primarily a result of a decrease in interest earned on cash balances and property dispositions.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended September 30, 2020, were $3.3 million, or $0.03 per diluted share. This compares to FFO for the quarter ended September 30, 2019 of $25.6 million, or $0.21 per diluted share. The following items impacted FFO for the quarter ended September 30, 2020, compared to the corresponding 2019 period:
•($0.14) per diluted share decrease in interest income and other, net;
•($0.06) per diluted share decrease in NOI from properties sold;
•$0.01 per diluted share increase in same property NOI; and
•$0.01 per diluted share decrease in general and administrative expense.

Normalized FFO was $3.4 million, or $0.03 per diluted share, for the quarter ended September 30, 2020. This compares to Normalized FFO for the quarter ended September 30, 2019 of $25.7 million, or $0.21 per diluted share. The following items impacted Normalized FFO for the quarter ended September 30, 2020, compared to the corresponding 2019 period:

•($0.13) per diluted share decrease in interest income;
•($0.07) per diluted share decrease in cash NOI from properties sold;
•$0.01 per diluted share increase in same property termination income; and
•$0.01 per diluted share decrease in general and administrative expense.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

For the quarter ended September 30, 2020, the company’s cash and cash equivalents balance was $3.4 billion. Following the common distribution paid on October 20, 2020, the company’s cash and cash equivalents balance was $3.0 billion.

Same property results for the quarter ended September 30, 2020
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•The same property portfolio was 87.7% leased as of September 30, 2020, compared to 90.1% as of June 30, 2020, and 89.5% as of September 30, 2019.
•The same property portfolio commenced occupancy was 85.1% as of September 30, 2020, compared to 83.9% as of June 30, 2020, and 85.8% as of September 30, 2019.
•Same property NOI increased 11.8% when compared to the same period in 2019. The increase was largely due to an increase in lease termination fees.
•Same property cash NOI decreased 7.1% when compared to the same period in 2019. The decrease was largely due to lower parking revenue due to COVID-19.
•The company entered into a renewal lease for approximately 6,000 square feet.
•The GAAP rental rate on the new lease was 3.2% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on the new lease was 0.4% lower compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from July 1, 2019 through September 30, 2020.

Significant events during the quarter ended September 30, 2020
•Ellen-Blair Chube was appointed to serve as a member of the Board of Trustees until the next annual meeting of shareholders. Ms. Chube will also serve as a member of the Nominating and Corporate Governance Committee.
•The company declared a special, one-time cash distribution of $3.50 per common share, which was paid on October 20, 2020 to shareholders of record on October 1, 2020.
•The company repaid at par the outstanding $25.1 million, 5.7% mortgage loan on 206 East 9th Street in Austin, Texas, as of July 5, 2020.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss third quarter results on Thursday, October 29, 2020, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Third Quarter 2020 Supplemental Operating and Financial Data is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s same property portfolio is comprised of 4 properties and 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements pertaining to the marketing of certain properties for sale and consummating any sales, including our statements regarding the overall impact of COVID-19 on the foregoing to the extent we make any such statements. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	September 30, 2020	December 31, 2019
ASSETS
Real estate properties:
Land	$44,060	$85,627
Buildings and improvements	355,877	576,494
	399,937	662,121
Accumulated depreciation	(142,053)	(202,700)
	257,884	459,421
Cash and cash equivalents	3,418,240	2,795,642
Restricted cash	—	5,003
Rents receivable	14,486	19,554
Other assets, net	18,164	39,757
Total assets	$3,708,774	$3,319,377

LIABILITIES AND EQUITY
Mortgage notes payable, net	$—	$25,691
Accounts payable, accrued expenses and other	25,702	37,153
Rent collected in advance	1,861	3,127
Distributions payable	438,105	7,534
Total liabilities	$465,668	$73,505

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,524,510 and 121,924,199 shares issued and outstanding, respectively	1,215	1,219
Additional paid in capital	4,291,293	4,313,831
Cumulative net income	3,816,614	3,363,654
Cumulative common distributions	(4,284,050)	(3,851,666)
Cumulative preferred distributions	(707,715)	(701,724)
Total shareholders’ equity	3,236,620	3,244,577
Noncontrolling interest	6,486	1,295
Total equity	$3,243,106	$3,245,872
Total liabilities and equity	$3,708,774	$3,319,377

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Rental revenue	$15,742	$23,995	$48,133	$93,459
Other revenue (1)	743	2,740	3,437	8,396
Total revenues	$16,485	$26,735	$51,570	$101,855

Expenses:
Operating expenses	$6,444	$9,923	$21,882	$36,677
Depreciation and amortization	5,137	5,939	14,649	22,085
General and administrative	7,191	8,523	26,097	30,152
Total expenses	$18,772	$24,385	$62,628	$88,914

Interest and other income, net	2,606	19,401	18,944	57,871
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $(3), $(55), $(119) and $264, respectively)	(9)	(321)	(620)	(8,597)
Gain (loss) on early extinguishment of debt	131	—	131	(6,374)
Gain on sale of properties, net	—	1,945	446,536	422,148
Income before income taxes	441	23,375	453,933	477,989
Income tax (expense) benefit	(71)	521	(170)	(1,119)
Net income	$370	$23,896	$453,763	$476,870
Net income attributable to noncontrolling interest	(1)	(10)	(803)	(180)
Net income attributable to Equity Commonwealth	$369	$23,886	$452,960	$476,690
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
Net (loss) income attributable to Equity Commonwealth common shareholders	$(1,628)	$21,889	$446,969	$470,699

Weighted average common shares outstanding — basic (2)	121,673	122,140	121,824	122,075
Weighted average common shares outstanding — diluted(2)(3)	121,673	123,564	126,282	125,938

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$(0.01)	$0.18	$3.67	$3.86
Diluted	$(0.01)	$0.18	$3.59	$3.79

Distributions declared per common share	$3.50	$3.50	$3.50	$3.50

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended September 30, 2020 and 2019 includes 150 and 217 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the nine months ended September 30, 2020 and 2019 includes 159 and 208 unvested, earned RSUs, respectively.
(3)	As of September 30, 2020, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 2,857 common shares as of September 30, 2020, and 2,563 common shares as of September 30, 2019. The series D preferred shares are antidilutive for GAAP EPS for the three months ended September 30, 2020 and 2019. They are dilutive for GAAP EPS for the nine months ended September 30, 2020 and 2019.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Calculation of FFO
Net income	$370	$23,896	$453,763	$476,870
Real estate depreciation and amortization	4,917	5,683	13,972	21,243
Gain on sale of properties, net	—	(1,945)	(446,536)	(422,148)
FFO attributable to Equity Commonwealth	5,287	27,634	21,199	75,965
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
FFO attributable to EQC common shareholders and unitholders	$3,290	$25,637	$15,208	$69,974

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$3,290	$25,637	$15,208	$69,974
Lease value amortization	—	(39)	—	(117)
Straight line rent adjustments	(367)	499	346	(349)
Sold property expense included in interest and other income, net	515	—	515	—
(Gain) loss on early extinguishment of debt	(131)	—	(131)	6,374
Taxes related to property sales included in general and administrative	—	—	1,458	—
Taxes related to property sales, net included in income tax expense	99	(423)	178	142
Normalized FFO attributable to EQC common shareholders and unitholders	$3,406	$25,674	$17,574	$76,024

Weighted average common shares and units outstanding -- basic (1)	121,916	122,189	122,038	122,121
Weighted average common shares and units outstanding -- diluted (1)	123,517	123,613	123,639	123,421

FFO attributable to EQC common shareholders and unitholders per share and unit -- basic and diluted	$0.03	$0.21	$0.12	$0.57
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — basic and diluted	$0.03	$0.21	$0.14	$0.62

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended September 30, 2020 and 2019 include 243 and 49 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the nine months ended September 30, 2020 and 2019 include 214 and 46 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Three Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$15,742	$15,248	$17,143	$23,410	$23,995
Other revenue (1)	743	1,017	1,677	2,585	2,740
Operating expenses	(6,444)	(6,677)	(8,761)	(9,741)	(9,923)
NOI	$10,041	$9,588	$10,059	$16,254	$16,812
Straight line rent adjustments	(367)	515	198	(69)	499
Lease value amortization	—	—	—	—	(39)
Lease termination fees	(1,300)	—	—	(16)	(11)
Cash Basis NOI	$8,374	$10,103	$10,257	$16,169	$17,261
Cash Basis NOI from non-same properties (2)	(218)	(1,221)	(1,399)	(7,244)	(8,485)
Same Property Cash Basis NOI	$8,156	$8,882	$8,858	$8,925	$8,776
Non-cash rental income and lease termination fees from same properties	1,668	(408)	(107)	(124)	10
Same Property NOI	$9,824	$8,474	$8,751	$8,801	$8,786

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$9,824	$8,474	$8,751	$8,801	$8,786
Non-cash rental income and lease termination fees from same properties	(1,668)	408	107	124	(10)
Same Property Cash Basis NOI	$8,156	$8,882	$8,858	$8,925	$8,776
Cash Basis NOI from non-same properties (2)	218	1,221	1,399	7,244	8,485
Cash Basis NOI	$8,374	$10,103	$10,257	$16,169	$17,261
Straight line rent adjustments	367	(515)	(198)	69	(499)
Lease value amortization	—	—	—	—	39
Lease termination fees	1,300	—	—	16	11
NOI	$10,041	$9,588	$10,059	$16,254	$16,812
Depreciation and amortization	(5,137)	(4,398)	(5,114)	(6,037)	(5,939)
General and administrative	(7,191)	(8,302)	(10,604)	(8,290)	(8,523)
Interest and other income, net	2,606	4,443	11,895	14,521	19,401
Interest expense	(9)	(302)	(309)	(311)	(321)
Gain on early extinguishment of debt	131	—	—	—	—
Gain on sale of properties, net	—	26,916	419,620	24	1,945
Income before income taxes	$441	$27,945	$425,547	$16,161	$23,375
Income tax (expense) benefit	(71)	(59)	(40)	(165)	521
Net income	$370	$27,886	$425,507	$15,996	$23,896

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Nine Months Ended September 30,
	2020	2019
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$48,133	$93,459
Other revenue (1)	3,437	8,396
Operating expenses	(21,882)	(36,677)
NOI	$29,688	$65,178
Straight line rent adjustments	346	(349)
Lease value amortization	—	(117)
Lease termination fees	(1,300)	(2,199)
Cash Basis NOI	$28,734	$62,513
Cash Basis NOI from non-same properties (2)	(2,838)	(36,211)
Same Property Cash Basis NOI	$25,896	$26,302
Non-cash rental income and lease termination fees from same properties	1,153	2,689
Same Property NOI	$27,049	$28,991

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$27,049	$28,991
Non-cash rental income and lease termination fees from same properties	(1,153)	(2,689)
Same Property Cash Basis NOI	$25,896	$26,302
Cash Basis NOI from non-same properties (2)	2,838	36,211
Cash Basis NOI	$28,734	$62,513
Straight line rent adjustments	(346)	349
Lease value amortization	—	117
Lease termination fees	1,300	2,199
NOI	$29,688	$65,178
Depreciation and amortization	(14,649)	(22,085)
General and administrative	(26,097)	(30,152)
Interest and other income, net	18,944	57,871
Interest expense	(620)	(8,597)
Gain (loss) on early extinguishment of debt	131	(6,374)
Gain on sale of properties, net	446,536	422,148
Income before income taxes	$453,933	$477,989
Income tax expense	(170)	(1,119)
Net income	$453,763	$476,870

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from July 1, 2019 through September 30, 2020. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2019 through September 30, 2020. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.